                                                                     EXHIBIT 9.1

                            VOTING TRUST AGREEMENT

                           Dated September 30, 1994
                           ------------------------


          The parties to this agreement are Schein Holdings, Inc., a New York corporation (the "Company"), Marvin H. Schein, the trust established by Marvin
H. Schein under trust agreement dated December 31, 1993 ("Marvin's 1993 Trust"), the trust established by Marvin H. Schein under trust agreement dated September 9, 1994 ("Marvin's 1994 Trust"), Pamela Schein, the trust established by the Trustees under Article Fourth of the Will of Jacob H. Schein for the benefit of Pamela Schein and her issue under trust agreement dated September 29, 1994 ("Pam Schein's Issue's Trust"), Pamela Joseph, and the trust established by Pamela Joseph under trust agreement dated September 28, 1994 ("Pam Joseph's Issue's Trust") (collectively, the "Shareholders"), and Martin Sperber, as voting trustee (in such capacity and together with his successors designated in accordance with section 5, the "Trustee").

          The Shareholders own an aggregate of 184,590 shares of the Company's common stock (the "Shares") and are parties to a general shareholders agreement and a continuing shareholders agreement (the "Continuing Shareholders Agreement"), each dated this date (collectively, the "Shareholders Agreements").

          The parties agree as follows:

          1.   Shares Held in Trust.
               --------------------

          1.1  Transfer of Shares to Voting Trustee. Simultaneously with the
               ------------------------------------
execution of this agreement, (a) the Shareholders are delivering to the secretary of the Company, for cancellation, stock certificates (together with stock powers executed in blank) for the Shares, free and clear of any claim, lien, security interest or other encumbrance (a "Lien"), other than Liens imposed upon such Shares by the Shareholders Agreements and this agreement, and
(b) the Company is issuing and delivering to the Trustee a stock certificate for 184,590 shares of common stock of the Company, registered in the name of the Trustee, in his capacity as such, and legended to indicate that such shares are subject to this agreement (which fact also shall be stated in the stock ledger of the Company). (The shares so issued to the Trustee, together with any additional securities referred to in section 3, are referred to collectively as the "Trust Shares.")

          1.2  Voting Trust Certificates.  Simultaneously with the execution of
               -------------------------
this agreement, the Trustee is issuing and delivering to each Shareholder a trust certificate (a "Trust Certificate") for the number of shares delivered by that Shareholder under section 1.1(a). The Trustee shall cause accurate records to be kept setting forth the name and address of each holder of trust certificates, the number of Trust Shares represented by each trust certificate, any dividends or other payments or distributions made in respect of the Trust Shares and transfers of Trust Shares permitted by this agreement. Such list and record shall be open at all reasonable times to the inspection of the Company's shareholders and the holder(s) of trust certificates. The trust certificates shall be in the form of exhibit A.

          1.3   Trustee to Hold Subject to Agreement.  The Trustee shall hold
                ------------------------------------
and vote (including, for all purposes of this agreement, the giving of consent) the Trust Shares in accordance with this agreement.

          2.   Authority of Trustee to Vote the Shares.
               ---------------------------------------

          2.1  Authority.  The Trustee shall have full and exclusive power and
               ---------
authority to vote the Trust Shares in person or by proxy as set forth in section
2.2 (or to refrain from voting) at all meetings of the shareholders of the Company or by written consent in lieu of such meetings, including, without limitation, (a) for the election of directors, (b) with respect to matters as to which the Trustee may have a conflict of interest (provided the Trustee discloses to the board of directors of the Company and the Shareholders before any such vote any direct or indirect material financial interest or other material interest of the Trustee (other than solely by reason of his status as an officer, director or shareholder of the Company or solely by reason of his status as Trustee under this agreement) in any matter to be voted on (a "Conflict Transaction")) and (c) with respect to all other matters for which shares of the Company's common stock are entitled to vote. The Trustee shall use his best efforts to give the Shareholders not fewer than 48 hours' prior written notice of any such meeting or execution of any such written consent, the subject matter of the meeting or consent, how he intends to vote (or abstain from voting) with respect to the subject matter of the meeting or consent and, if applicable, a description in reasonable detail of the nature of any Conflict Transaction that is the subject matter of the meeting or consent. Notwithstanding anything to the contrary in this section 2.1, (i) the Trustee may not, without the prior written consent of holders of trust certificates or stock certificates representing a majority of the sum of (A) the Trust Shares plus (B) shares of the Company's common stock
                                ----
held by the Trustee or the Trustee's Permitted Transferees (as defined in the Continuing Shareholders Agreement), vote in favor of (y) a merger or consolidation of the Company with or into another entity (except for a merger of the Company into a wholly-owned subsidiary solely for the purpose of effecting a reincorporation of the Company as a Delaware corporation) or (z) a liquidation or dissolution of the Company, or a sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all the assets of the Company (whether directly, or indirectly through the transfer of assets of its subsidiaries) or of a Significant Business Unit (as defined below); and
(ii) (x) with respect to Conflict Transactions, the Trustee shall vote consistently with the vote of the disinterested directors of the Company, (y) in voting (or abstaining from voting) the Trust Shares, the Trustee shall be charged with the same duties of care and loyalty to the Company, as if the Trustee were a director of a corporation considering a matter to be voted on by the board of directors of that corporation, and (z) the Trustee shall not vote the Trust Shares (1) in favor of the Company taking any action that would violate the Shareholders Agreements or (2) with a view to affecting materially and adversely any Shareholder's rights under this agreement or the Shareholders Agreements (it being understood that nothing in this section shall in any manner adversely affect the right of any Shareholder to assert against the Company a claim that the Shareholder is entitled to damages resulting from any action taken by the Company or the Trustee pursuant to any shareholder vote). For purposes of this agreement, "Significant Business Unit" means a Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X) of the Company in respect of which the condition specified in paragraph (c) of the definition of significant subsidiary in Rule 1-02 of Regulation S-X exceeds 30%.

          2.2  Other Matters.  Subject to section 6.2, the Trustee's power to
               -------------
vote (or refrain from voting) the Trust Shares pursuant to this agreement shall be irrevocable until the termination of this agreement in accordance with section 6.1. The Trustee shall have the right to waive notice of any meeting of shareholders of the Company, provided the Trustee gives each of the Shareholders at least 10 days prior written notice (except in the case of extenuating circumstances, in which case notice shall be given at the earliest practicable date) that the notice of meeting is being or has been waived. The Trustee may exercise any power or perform any act under this agreement by proxy or through an agent or attorney (it being understood, however, that the Trustee may not confer discretionary authority on any such proxy, agent or attorney).

          2.3  No Disqualification.  Nothing in this agreement shall be deemed
               -------------------
to prevent the Trustee from serving the Company or any of its subsidiaries as an officer, director, employee or in any other capacity and receiving compensation for that service or from engaging in any transaction (subject, if appropriate, to the requirements of section 2.1) or providing any service not otherwise in contravention of this agreement.

          2.4  No Authority to Transfer Shares.  The Trustee shall have no power
               -------------------------------
or authority to transfer the Trust Shares, except in accordance with section 7, and any other transfer or attempted transfer shall be void and of no effect.

          3.   Additional Securities.  Any stock certificates for any voting
               ---------------------
securities of the Company (or any successor (by merger or otherwise, other than a successor resulting from a Terminating Merger (as defined in section 6.1)) to all or substantially all of the business of the Company) issued by way of dividend, stock split, recapitalization, reorganization, merger (other than a Terminating Merger (as defined in section 6.1)), consolidation, conversion or any other change or adjustment in respect of the

Trust Shares shall be delivered by the Company to the Trustee, who shall hold such securities in accordance with this agreement, and the Trustee shall, immediately following receipt, issue and deliver, or cause to be issued and delivered, trust certificates for such changed or additional securities to the appropriate holder(s) of the trust certificates.

          4.   Dividends.  Except as otherwise provided in section 3 with
               ---------
respect to voting securities, if the Company shall pay dividends on, or distribute other securities or property in respect of, the Trust Shares, the Company shall pay or distribute the same to the Trustee, who shall collect and receive such dividends, other securities or property, and shall promptly, and in no event later than five days after receipt, deliver such dividends, other securities or property, without offset or deduction of any kind, to the holder(s) of the then outstanding trust certificates in proportion to their interests in the Trust Shares as shown on the books of the Trustee so that such distribution is identical to the distribution each holder of a trust certificate would have received had such person been the holder of record of the securities represented by such trust certificate.

          5.   Appointment by Trustee of Successors.
               ------------------------------------

          5.1  Voluntary Appointment.  The Trustee may at any time resign as
               ---------------------
voting trustee and appoint a successor voting trustee meeting the qualifications of section 5.3. The Trustee shall give prompt notice to each Shareholder of the identity of the successor voting trustee.

          5.2  Appointment Upon Death or Termination for Incapacity or Cause.
               -------------------------------------------------------------
In the event of the death or termination of employment with the Company for mental or physical incapacity or cause (if the Trustee is party to an employment agreement with the Company that defines those terms, as those terms are defined in such employment agreement), or during the continuance of the inability to act by reason of any such incapacity, of the Trustee, and, subject to sections 5.3 and 5.4, a successor to the voting trustee as designated in writing from time to time by the Trustee shall automatically fill such vacancy as of such death, termination or incapacity. Subject to section 5.1, the Trustee shall continue to serve as such, if his employment with the Company is terminated for any reason other than as specified in the preceding sentence.

          5.3  Qualification of Successor.  Any person appointed to serve as a
               --------------------------
successor voting trustee under this section 5 must have been prior to such appointment a senior executive officer of the Company who shall have been devoting substantially all his business time and effort to the Company, or must have been a senior executive officer in the pharmaceutical or health-care industry, in each such case for at least the immediately preceding six months, provided that no such person shall have been an employee or director of Bayer AG or any of its majority-owned subsidiaries (including Miles Inc. ("Miles") or any of its direct or indirect majority-owned subsidiaries) (all such subsidiaries of Bayer AG being collectively called "Bayer Controlled Subsidiaries") (other than the Company or any of its subsidiaries) at any time within six months prior to such appointment or shall have been a party to a voting agreement with Bayer AG or any Bayer Controlled Subsidiary, or otherwise a holder of, or an officer, director or affiliate of a corporation (other than the Company or any of its subsidiaries) that holds, more than 10% of the Company's outstanding common stock.

          5.4  Authority of Successor.  Any person appointed to serve as a
               ----------------------
successor voting trustee under this section 5 shall be vested with all the duties, obligations, powers and authority as if originally named voting trustee and shall serve until the termination of this agreement in accordance with section 6.1. Any person so appointed shall from and after the date of such appointment be deemed the voting trustee for all purposes of this agreement.

          5.5  Execution of Agreement.  Any person appointed to serve as a
               ----------------------
successor voting trustee under this section 5 shall, prior to serving as such, execute a copy of this agreement, the signature page of which shall specify that such person is to be bound by all the terms of this agreement applicable to the voting trustee.

          6.   Termination of Agreement.
               ------------------------

          6.1  Termination Date.  This agreement shall terminate (the
               ----------------
"Termination Date") on the earliest of (i) the fifth anniversary of the Qualified Public Offering Date (as defined in the Continuing Shareholders Agreement), (ii) March 1, 2000 and (iii) the effective date of a Terminating Merger, and, subject to section 6.2, no sooner. For purposes of this agreement, the term "Terminating Merger" means a merger, consolidation or combination of the Company with another business, if, as a result of that transaction, the Trustee neither (I) holds the position of chairman of the board, president, chief executive officer or chief operating officer (or any office performing analogous functions) of the merged, consolidated or combined entity (the "Successor") nor (II) has the right or ability to designate a majority of the members of the board of the Successor or, if the board of the Successor is a classified board, can reasonably be expected to have the right or ability to designate a majority of the members of the board of the Successor after each class then in office shall have been subject to election.

          6.2  Termination Upon Transfer of Shares. Notwithstanding anything in
               -----------------------------------
this agreement to the contrary, this agreement shall terminate with respect to any Trust Shares transferred in accordance with section 7 at the time of the transfer (except that this agreement shall not terminate with respect to any Trust Shares prior to an initial public offering of the Company's common stock and shall not terminate before or after such initial public offering with respect to any Trust Shares transferred to a Permitted Transferee (as defined in the Continuing Shareholders Agreement), until the Trust Shares are transferred by the Permitted Transferee in accordance with section 7).

          6.3  Transfer of Shares from Voting Trustee.
               --------------------------------------

               (a) Upon the termination of this agreement in accordance with section 6.1, (i) each holder of trust certificates shall promptly deliver to the Trustee any outstanding trust certificates held by that holder (or an affidavit stating that such trust certificates are lost, without any requirement to post any security therefor), (ii) promptly thereafter, and in no event later than two business days after receipt of such trust certificates or affidavits, as applicable, the Trustee shall deliver to the secretary of the Company or, at the direction of the Company, to the Company's transfer agent, for cancellation, stock certificates (together with stock powers executed in blank and any requisite stock transfer stamps) for all the Trust Shares held by the Trustee and (iii) the Company shall cause to be issued to each holder of trust certificates stock certificates for a number of shares of common stock of the Company equal to the number of Trust Shares represented by the trust certificates surrendered (or covered by an affidavit delivered) by each such holder under clause (i) above, free and clear of any Lien (except (1) as otherwise required by law, (2) as required under the Continuing
Shareholders Agreement or

(3) as created by the holder of the trust certificates (collectively, "Permitted Liens")) and without any legend (except any legend relating to transfer restrictions arising under any applicable securities laws (an "Applicable Securities Law Legend")). The Trustee and the Company shall take such actions as reasonably may be requested by the holders of trust certificates to effect such issuances.

          (b) If the Trustee does not deliver stock certificates for the Trust Shares to the Company or to the Company's transfer agent within the two-day period set forth in section 6.3(a)(ii), the Company or the Company's transfer agent, as applicable, shall, upon receipt of notice from any holder of trust certificates stating that such Trust Shares have not been delivered within such two-day period (a copy of which notice shall be delivered to the Trustee simultaneously with the giving of such notice to the Company or to the Company's transfer agent), cancel on the Company's books and records the stock certificates for the undelivered Trust Shares, and cause to be issued to each holder of trust certificates stock certificates for a number of shares of the Company's common stock equal to the number of Trust Shares represented by the trust certificates surrendered (or covered by an affidavit delivered) by each such holder under section 6.3(a)(i), free and clear of any Lien (except Permitted Liens) and without any legend (except any Applicable Securities Law Legend).

         6.4   Death or Incompetence of Trust Certificate Holder. The death,
               --------------------------------------------------
disability or incompetence of a holder of a trust certificate during the term of this agreement shall in no way affect the validity or enforceability of this agreement.

          7.   Transfers of Trust Shares and Trust Certificates.
               ------------------------------------------------

          7.1  Transfer of Trust Shares.  Each holder of trust certificates may,
               ------------------------
by written request (a "Transfer Request"), direct the Trustee to transfer any Trust Shares represented by that holder's outstanding trust certificates; however, each such holder may direct the Trustee to transfer Trust Shares only in accordance with and to the extent permitted under the Shareholders Agreements. However, no transfer of Trust Shares to a Permitted Transferee shall be permitted (and any such transfer not permitted shall be void and of no effect), unless, prior to such transfer, the Permitted Transferee executes and delivers to the Trustee a copy of this agreement, the signature page of which shall specify that such Permitted Transferee is bound by and takes such Trust Shares subject to all the rights and obligations under this agreement that were applicable to the transferor (it being understood that, notwithstanding anything to the contrary in this agreement, the Trustee shall retain possession of any Trust Shares so transferred to a Permitted Transferee and shall issue to the Permitted Transferee appropriate trust certificates in respect thereof).

7.2  Transfer Mechanics.
     ------------------

          (a) In order to effect a transfer of Trust Shares at the request of a holder of trust certificates in accordance with section 7.1, (i) such holder shall deliver to the Trustee, along with the Transfer Request, any outstanding trust certificates representing the Trust Shares to be transferred (or an affidavit stating that such trust certificates are lost), (ii) the Trustee shall promptly thereafter, and in no event later than two business days after receipt of such trust certificates or affidavits, as applicable, deliver to the secretary of the Company or, at the direction of the Company, to the Company's transfer agent, for cancellation, stock certificates (together with stock powers executed in blank and any requisite stock transfer stamps) for the number of trust shares to be transferred, and (iii) the Company shall cause to be issued to the transferee(s) specified in the Transfer Request stock certificates for the number of shares of the Company's common stock equal to the number of Trust Shares represented by the trust certificates surrendered under clause (i) above, free and clear of any Lien (except Permitted Liens) and without any legend (except any Applicable Securities Law Legend). The Trustee and the Company shall take such actions as reasonably may be requested by the holders of trust certificates surrendered under clause (i) of the preceding sentence to effect the issuance as provided for in this section 7.2(a) of shares of the Company's common stock to, and in the name of, the transferee(s) specified in the Transfer Request.

          (b) If the Trustee does not deliver stock certificates for the number of Trust Shares to be transferred to the Company or to the Company's transfer agent within the two-day period set forth in section 7.2(a)(ii), the Company or the Company's transfer agent, as applicable, shall, upon receipt of a written request from the holder of trust certificates who requested the transfer stating that such Trust Shares have not been delivered within such two-day period (a copy of which request shall be delivered to the Trustee simultaneously with the giving of such request to the Company or to the Company's transfer agent), cancel on the Company's books and records the stock certificates for the undelivered Trust Shares, and cause to be issued to such holder stock certificates for a number of shares of the Company's common stock equal to the number of Trust Shares represented by the trust certificates surrendered by such holder under section 7.2(a)(i), free and clear of any Lien (except Permitted Liens) and without any legend (except any Applicable Securities Law Legend).

          7.3  Transfer of Trust Certificates.  Each holder of trust
               ------------------------------
certificates agrees that, during the term of this agreement, the trust certificates may be transferred only as expressly permitted by this agreement or in the same manner and to the same extent as the Trust Shares may be transferred in accordance with the Shareholders Agreements, and only if, in the case of a transfer of Trust Shares to a Permitted Transferee, such Permitted Transferee executes and delivers to the Trustee a copy of this agreement, the signature page of which shall specify that such Permitted Transferee is bound by and takes such trust certificates subject to all the terms of this agreement that were applicable to the transferor. In such event, the Permitted Transferee shall hold the trust certificates subject to the terms of this agreement and the Shareholders Agreements.

          7.4  Trustee Information.  The Trustee shall supply such information
               -------------------
with respect to himself as may be required to be included in any registration statement or other similar document to be filed with the federal or any state government by the holders of trust certificates in connection with a transfer by such holders of Trust Shares or trust certificates contemplated by this agreement, and shall otherwise use all reasonable efforts to cooperate with such holders in connection therewith.

          8.   Compensation and Expenses.  Subject to section 9, the Trustee
               -------------------------
shall not take or receive or have any claim for compensation or other consideration for performance of his duties or acting as voting trustee under this agreement. No holder of trust certificates shall be liable or obligated for payment of any such expenses.

          9.   Indemnification of Trustee.  The Company shall indemnify and hold
               --------------------------
the Trustee harmless from and against any loss, liability, damage or expense (including reasonable attorneys' fees) arising out of the Trustee's performance under this agreement or otherwise arising only out of this agreement (it being understood, however, that the Company's obligation under this section 9 shall not apply to any loss, liability, damage or expense resulting from the Trustee's wilful breach of this agreement or the Trustee's gross negligence). The Company shall from time to time, upon presentation of invoices, reimburse the Trustee for any amount or amounts the Trustee is reasonably required to pay to defend against any claim in respect of which the Trustee advises the Company he is entitled to indemnification under this section 9, as long as the Trustee shall have furnished the Company an undertaking to repay such amount or amounts if it shall ultimately be determined by a final and nonappealable judgment of a court of competent jurisdiction that he is not so entitled to be indemnified. The rights of the Trustee under this section 9 are in addition to any other rights the Trustee may have in his capacity as a director, officer, employee or agent of the Company or its affiliates under any by-law, agreement, vote of shareholders or directors or otherwise.

          10. Miscellaneous.
              -------------

          10.1  Governing Law. This agreement shall be governed by and construed
                -------------
in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New York.

          10.2  Notices.  The Company shall give each of the Shareholders and
                -------
others who are holders of Trust Certificates copies of any notice given generally to shareholders of the Company. Any notice or other communication under this agreement shall be in writing and shall be considered given when delivered personally or mailed by registered mail, return receipt requested, at the following addresses (or at such other address as a party may designate by notice to the others) or at such addresses as holders of Trust Certificates may designate by notice to the others:

                    if to the Company, to:

                         Schein Holdings, Inc.
                         c/o Schein Pharmaceutical, Inc.
                         100 Campus Drive
                         Florham Park, New Jersey 07932
                         Attention:  General Counsel

                    with a copy to:

                         Proskauer Rose Goetz & Mendelsohn
                         1585 Broadway
                         New York, New York  10036
                         Attention:  Richard L. Goldberg, Esq.

                    if to Marvin H. Schein, Marvin's 1993 Trust or Marvin's 1994 Trust, to:

                         Marvin H. Schein
                         Cobble Court
                         Glen Cove, New York 11771

                    with a copy to:

                         Peirez, Ackerman & Levine
                         175 Great Neck Road
                         Great Neck, New York
                         Attention:  Leslie J. Levine, Esq.

                    If to Pamela Schein, to:

                         Pamela Schein
                         666 Greenwich Street
                         Apt. 514
                         New York, New York 10014

                    with a copy to:

                         Willkie Farr & Gallagher
                         One Citicorp Center
                         153 East 53rd Street
                         New York, New York 10022-4669
                         Attention:  Peter J. Hanlon, Esq.

                    If to Pam Schein's Issue's Trust, to:

                         Irving Shafran
                         360 East 72nd Street
                         New York, New York 10017

                    with a copy to:

                         Willkie Farr & Gallagher
                         One Citicorp Center
                         153 East 53rd Street
                         New York, New York 10022-4669
                         Attention:  Peter J. Hanlon, Esq.

                    If to Pamela Joseph, to:

                         Pamela Joseph
                         RR#3, Box 140
                         Pound Ridge, New York 10576

                    with a copy to:

                         Schnader, Harrison, Segal & Lewis
                         Suite 700
                         108 N. Washington Avenue
                         Scranton, Pennsylvania  18503
                         Attention:  Morey M. Myers, Esq.

                    If to Pam Joseph's Issue's Trust, to:

                         c/o Morey M. Myers, Esq.
                         Schnader, Harrison, Segal & Lewis
                         Suite 700
                         108 N. Washington Avenue
                         Scranton, Pennsylvania  18503
                         Attention:  Morey M. Myers, Esq.

                    If to the Trustee, to:

                         Martin Sperber
                         c/o Schein Holdings, Inc.
                         100 Campus Drive
                         Florham Park, New Jersey 07932


If a successor voting trustee is designated pursuant to section 5, such successor shall give notice of his or her address to the other parties in accordance with this section, and any notice required or permitted to be given to the voting trustee under this agreement shall be given at such address. Any notice given to a party shall be deemed also to have been given to each of that party's Permitted Transferees, and such party shall have the obligation to give the same notice to each of its Permitted Transferees that at the time of such notice owns Trust Shares. A copy of any notice or other communications given under this agreement to the Company or the Trustee also shall be given to the Shareholders.

          10.3  Counterparts.  This agreement may be executed in counterparts,
                ------------
each of which shall be considered an original, but all of which together shall constitute the same instrument.

          10.4  Equitable Relief.  The parties acknowledge that the remedy at
                ----------------
law for breach of this agreement would be inadequate and that, in addition to any other remedy a party may have for a breach of this agreement, that party shall be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy provided in this section 10.4 is in addition to, and not in lieu of, any other rights or remedies a party may have.

          10.5  Separability.  If any provision of this agreement is invalid or
                ------------
unenforceable, the balance of this agreement shall remain in effect, and, if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          10.6  Entire Agreement.  This agreement contains a complete statement
                ----------------
of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter, may not be changed or terminated orally. Any amendment or modification must be approved in writing by Miles and must be in writing and signed by the Company, the Trustee (it being understood that the incumbent Trustee at the time of the amendment or modification rather than any predecessor Trustee must sign the amendment or modification) and the holders of Trust Certificates representing a majority of the Trust Shares, provided that no such amendment or modification may adversely effect the rights or obligations of any holder of Trust Certificates without that holder's prior written consent.


                                        SCHEIN HOLDINGS, INC.

                                        By: /s/ Martin Sperber
                                           ---------------------------
                                           Authorized Officer


                                        /s/ Martin Sperber
                                        ------------------------------
                                        Martin Sperber, as voting
                                              trustee


                                        /s/ Marvin H. Schein
                                        ------------------------------
                                        Marvin H. Schein


                                        Trust established by Marvin H.
                                        Schein under trust agreement
                                        dated December 31, 1993


                                        By: /s/ Marvin H. Schein
                                           ---------------------------
                                           Marvin H. Schein, Trustee


                                        By: /s/ Leslie Levine
                                           ---------------------------
                                           Leslie Levine, Trustee


                                        Trust established by Marvin H.
                                        Schein under trust agreement
                                        dated September 9, 1994


                                        By: /s/ Marvin H. Schein
                                           ---------------------------
                                           Marvin H. Schein, Trustee


                                        By: /s/ Leslie Levine
                                           ---------------------------
                                           Leslie Levine, Trustee


                                        /s/ Pamela Schein
                                        ------------------------------
                                        Pamela Schein

                                    Trust established by the
                                    Trustees under Article Fourth
                                    of the Will of Jacob M. Schein
                                    for the benefit of Pamela
                                    Schein and her issue under
                                    trust agreement dated
                                    September 29, 1994


                                     By: /s/ Irving Shafran, as attorney in fact
                                        ----------------------------------------
                                         Irving Shafran, Trustee


                                     /s/ Pamela Joseph
                                     ---------------------------------
                                     Pamela Joseph



                                     Trust established by Pamela
                                     Joseph under trust agreement
                                     dated September 28, 1994


                                     By: /s/ Morey M. Myers
                                         -----------------------------
                                         Morey M. Myers, Trustee

No.________                                                            EXHIBIT A


                           VOTING TRUST CERTIFICATE

                             SCHEIN HOLDINGS, INC.


          THIS IS TO CERTIFY THAT
(1) on the termination of the Voting Trust Agreement hereinafter described as provided in said Voting Trust Agreement, will be entitled to receive, upon
surrender of this certificate, a certificate or certificates for         shares
of common stock of Schein Holdings, Inc., a New York corporation (the "Company") and (2) on the termination of the Voting Trust Agreement with respect to any shares as provided in section 6 thereof, will be entitled to receive, upon surrender of this certificate to the extent of such shares, a certificate or certificates for such number of shares of common stock of Holdings, and/or (in the case of (1) and (2)) such other securities, if any, as may then be deliverable in respect hereof in accordance with the terms of said Voting Trust Agreement, including any such securities referred to in section 3 of said Voting Trust Agreement, and, in the meantime, will be entitled to receive payment of any dividends or distributions, other than such as shall be in the form of voting securities of the Company, received by the Trustee in respect of a like number of securities of the Company.

          Until the termination of said Voting Trust Agreement and the delivery of the stock certificates called for hereby, or, with respect to any shares as to which said Voting Trust Agreement terminates in accordance with section 6 thereof, until such termination, the Trustee shall have full and exclusive power and authority to vote in person or by proxy (or to refrain from voting) at all meetings of the shareholders of the Company and to execute consents with respect to all shares of capital stock of the Company held by the Trustee, for any purpose, whether ordinary or extraordinary, and generally to exercise all the powers of absolute owner thereof, subject in each case to the provisions of said Voting Trust Agreement, it being expressly stipulated that no voting right passes to the holder hereof by or under this certificate or by or under any agreement, express or implied.

          This certificate is issued pursuant and subject to the terms and conditions of a certain Voting Trust Agreement dated September ___, 1994 among the Company, Marvin H. Schein, the trust established by Marvin H. Schein under trust agreement dated December 31, 1993, the trust established by Marvin H. Schein under trust agreement dated September 9, 1994, Pamela Schein, the trust established by the Trustees under Article Fourth of the Will of Jacob M. Schein for the benefit of Pamela Schein and her issue under trust agreement dated September ___, 1994, Pamela Joseph and the trust established by Pamela Joseph under trust agreement dated September ___, 1994, and Martin Sperber, as voting trustee. A copy of the Voting Trust Agreement is on file at the principal office of the Company at 100 Campus Drive, Florham Park, New Jersey 07932. The holder of this certificate, by the acceptance hereof, assents to all the terms and provisions of said Voting Trust Agreement.

          This certificate is transferable only on the books of the Trustee upon surrender hereof at the office of the Trustee properly endorsed for transfer by the registered holder hereof, either in person or by attorney duly authorized, in accordance with the Voting Trust Agreement. The Trustee shall not be obligated to recognize any person as the owner of this certificate other than the person in whose name the same shall be registered on the books of the Trustee.

          IN WITNESS WHEREOF, the Trustee has executed this instrument this
day of    , 1994.


                                           __________________________________
                                               Martin Sperber, as Trustee

                                  STOCK POWER


          FOR VALUE RECEIVED, MARVIN H. SCHEIN hereby sells, assigns and transfers unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, ONE HUNDRED shares of Class B Common Stock, par value $0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No. 2 herewith, and do hereby irrevocably constitute and appoint
            -----
                            attorney to transfer the said stock on the books of
---------------------------
the Corporation with full power of substitution in the premises.


Dated:  September 30, 1994

                                                     /s/ Marvin H. Schein
                                                     ---------------------------
                                                     Marvin H. Schein

In presence of:

/s/ Leslie J. Levine
--------------------

                                  STOCK POWER


          FOR VALUE RECEIVED, TRUSTEES UNDER THE TRUST ESTABLISHED BY MARVIN H. SCHEIN UNDER TRUST AGREEMENT DATED DECEMBER 31, 1993 hereby sell, assign and transfer unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, SIXTY-FOUR THOUSAND SIX HUNDRED FORTY-TWO AND 50/100 shares of Class B Common Stock, par value $0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No. 4 herewith, and do
                                                     -----
hereby irrevocably constitute and appoint                              attorney
                                          ----------------------------
to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated:  September 30, 1994


                                                     /s/ Marvin H. Schein
                                                     ---------------------------
                                                     Marvin H. Schein, Trustee


                                                     /s/ Leslie J. Levine
                                                     ---------------------------
                                                     Leslie J. Levine, Trustee

In presence of:

/s/ Paul Feuerman
-----------------------

                                  STOCK POWER


          FOR VALUE RECEIVED, TRUSTEES UNDER THE TRUST ESTABLISHED BY MARVIN H. SCHEIN UNDER TRUST AGREEMENT DATED SEPTEMBER 9, 1994 hereby sell, assign and transfer unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, TWENTY-FIVE THOUSAND TWO HUNDRED SEVENTY-SEVEN AND 50/100 shares of Class B Common Stock, par value $0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No. 6 herewith, and do hereby
                                               -----
irrevocably constitute and appoint                            attorney to
                                   --------------------------
transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated:  September 30, 1994


                                                     /s/ Marvin H. Schein
                                                     ---------------------------
                                                     Marvin H. Schein, Trustee


                                                     /s/ Leslie J. Levine
                                                     ---------------------------
                                                     Leslie J. Levine, Trustee

In presence of:

/s/ Paul Feuerman
-----------------------

                                  STOCK POWER


          FOR VALUE RECEIVED, PAMELA SCHEIN hereby sells, assigns and transfers unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, SIXTY-THREE THOUSAND TWO HUNDRED AND TWO shares of Class A Common Stock, par value $0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No. 3 herewith, and do hereby irrevocably constitute
                           -----
and appoint                              attorney to transfer the said stock on
            ----------------------------
the books of the Corporation with full power of substitution in the premises.


Dated:  September 30, 1994

                                                     /s/ Pamela Schein
                                                     ---------------------------
                                                     Pamela Schein


In presence of:

/s/
---------------------------

                                  STOCK POWER


          FOR VALUE RECEIVED, TRUSTEE UNDER THE TRUST ESTABLISHED BY TRUSTEE UNDER ARTICLE FOURTH OF THE WILL OF JACOB M. SCHEIN FOR THE BENEFIT OF PAMELA SCHEIN AND HER ISSUE UNDER TRUST AGREEMENT DATED September 29, 1994, hereby sells, assigns and transfers unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, FOUR THOUSAND EIGHT HUNDRED AND FORTY shares of Class A Common Stock, par value $0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No. 7 herewith, and do hereby
irrevocably constitute and appoint                                   attorney
                                   ---------------------------------
to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated: September 30, 1994

                                                     /s/
                                                     ---------------------------


In presence of

/s/
-----------------------

                                  STOCK POWER


          FOR VALUE RECEIVED, PAMELA JOSEPH hereby sells, assigns and transfers unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, FIVE THOUSAND SEVEN HUNDRED AND FIVE Shares of Class A Common Stock, par value $0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No. 2 herewith, and do hereby irrevocably constitute
                           -----
and appoint                           attorney to transfer the said stock on the
            -------------------------
books of the Corporation with full power of substitution in the premises.


Dated:  September 28, 1994

                                                     /s/ Pamela Joseph
                                                     ---------------------------
                                                     Pamela Joseph,

In presence of:

/s/ Annelore B. Haines
---------------------
  ANNELORE B. HAINES
Notary Public, State of New York
    No. 41-162835O
 Qualified in Oueens County
Certificate Filed in New York County
 Commission Expires April 30, 1995

                                  STOCK POWER


          FOR VALUE RECEIVED, PAMELA JOSEPH hereby sells, assigns and transfers unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, NINETEEN THOUSAND EIGHT HUNDRED AND THIRTY shares of Class A Common Stock, par value $0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No. 5 herewith, and do hereby irrevocably constitute
                           -----
and appoint                        attorney to transfer the said stock on the
            ----------------------
books of the Corporation with full power of substitution in the premises.


Dated:  September 28, 1994


                                                     /s/ Pamela Joseph
                                                     ---------------------------
                                                     Pamela Joseph

In presence of:

/s/ Annelore B. Haines
---------------------
  ANNELORE B. HAINES
Notary Public, State of New York
    No. 41-162835O
 Qualified in Oueens County
Certificate Filed in New York County
 Commission Expires April 30, 1995

                                  STOCK POWER


          FOR VALUE RECEIVED, TRUSTEE UNDER THE TRUST ESTABLISHED BY PAMELA JOSEPH UNDER TRUST AGREEMENT DATED SEPTEMBER 28, 1994 hereby sell, assign and transfer unto MARTIN SPERBER, AS VOTING TRUSTEE UNDER THE VOTING TRUST AGREEMENT DATED SEPTEMBER 30, 1994, NINE HUNDRED AND NINETY-THREE shares of Class A Common Stock, par value $ 0.01, of Schein Holdings, Inc. (the "Corporation") represented by Certificate No.6 herewith, and do hereby irrevocably constitute
                           ----
and appoint                      attorney to transfer the said stock on the
           ---------------------
books of the Corporation with full power of substitution in the premises.


Dated:  September 28, 1994


                                                     /s/ Morey M. Myers
                                                     ---------------------------
                                                     Morey M. Myers

In presence of:

/s/ Annelore B. Haines
---------------------
  ANNELORE B. HAINES
Notary Public, State of New York
    No. 41-162835O
 Qualified in Queens County
Certificate Filed in New York County
 Commission Expires April 30, 1995